                                   THE SEFTON FUNDS
                                      EXHIBIT 16
                                     TOTAL RETURN

                               SMALL COMPANY VALVE FUND

AVERAGE ANNUAL TOTAL RETURN
---------------------------
WITH SALES CHARGE OF  0.00%

T = (ERV/P)^1/N - 1

WHERE:   T =       TOTAL RETURN

         ERV =     ENDING REDEEMABLE VALUE AT THE END
                   OF THE PERIOD OF A HYPOTHETICAL
                   $1,000 INVESTMENT MADE AT THE
                   BEGINNING OF THE PERIOD.

         P =       A HYPOTHETICAL INITIAL PAYMENT OF $1,000.

         N =       NUMBER OF DAYS


EXAMPLE:

  SINCE INCEPTION: (   06/30/97  TO   09/30/97  ):
                   (   1,103.15  /1,000^(1/(    92   /365))-1) =    47.62%

------------------------------
AGGREGATE TOTAL RETURN
WITH SALES CHARGE OF:   0.00%

T = (ERV/P) - 1

WHERE:   T =       TOTAL RETURN

         ERV =     ENDING REDEEMABLE VALUE AT THE END
                   OF THE PERIOD OF A HYPOTHETICAL
                   $1,000 INVESTMENT MADE AT THE
                   BEGINNING OF THE PERIOD.

         P =       A HYPOTHETICAL INITIAL PAYMENT OF $1,000.


EXAMPLE:

  YEAR TO DATE:    (    06/30/97  TO   09/30/97  ):
                        1,103.15  /1,000) - 1 =            10.32%
  QUARTERLY:       (    06/30/97  TO   09/30/97  ):
                        1,103.15  /1,000) - 1 =            10.32%

                        SEFTON FUNDS
                        EXHIBIT 16
                        30-DAY S.E.C. YIELD CALCULATIONS
                        SMALL COMPANY VALUE FUND


                                                  (a-b)
                                               ------------
30-Day S.E.C. Yield Equation     =     2 *{[(     (cd)     +1)^6]-1}  =


WHERE    a =  Dividends and interest earned during the period

         b =  Expenses accrued for the period (net of reimbursements)

         c = The average daily number of shares outstanding during the period that were entitled to receive dividends

         d = The maximum offering price (NAV for No Load) per share on the last day of the period


    WITH 0.00%     LOAD:

                             (67,409.13     -    36,251.60 )
                              -------------------------------
                       2 *{[(                                +1)^6]-1} =  1.27%
                             (2,238,747.617 *         13.18)

The performance was computed based on the thirty day period ending September 30, 1997.

              THE SEFTON FUNDS
              DISTRIBUTION RATES
                   EXHIBIT 16

DISTRIBUTION RATE (INCLUDING CAPITAL GAINS)(NO LOAD)
----------------------------------------------------

DISTRIBUTION RATE =     D/P
WHERE:           D =    Distributions per share over a 3 month period
                        (income and capital gain distributions)
                 P =    Net Asset Value at end of 3 month period

EXAMPLES ( 06/30/97  TO   09/30/97 )
    SMALL COMPANY VALUE FUND                             0.0577 / 13.18=  0.44%


DISTRIBUTION RATE (EXCLUDING CAPITAL GAINS)(NO LOAD)
----------------------------------------------------
DISTRIBUTION RATE =     D/P
WHERE:           D =    Distributions per share over a 3 month period
                        (income distributions only)
                 P =    Net Asset Value at end of 3 month period

EXAMPLES ( 06/30/97  TO  09/30/97 )
    SMALL COMPANY VALUE FUND                             0.0577 / 13.18=   0.44%